Exhibit 16.1

May 15, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in Form 8-K/A dated May 15, 2002 of Jones Media Networks, Ltd. (Commission File Number 333-62077) to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP

cc: Mr. Jay B. Lewis, Chief Financial Officer, Jones Media Networks, Ltd.